UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 12, 2012

TEARLAB CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7360 Carroll Rd, Ste 200
San Diego, CA  92121
(Address of principal executive offices, including zip code)

(858) 455-6006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On July 12, 2012, TearLab Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC as underwriter (the “Underwriter”) relating to a registered financing (the “Financing”) providing for the sale to two investors of 2,500,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the investors of $3.17 per share, less underwriting discounts and commissions.  The net proceeds to the Company from the sale of the Common Stock, after deducting the Underwriter’s discount and commission and other estimated expenses payable by the Company, are expected to be approximately $7.4 million. The Financing is expected to close on July 18, 2012, subject to the satisfaction of customary closing conditions.

The Common Stock is being sold pursuant to a prospectus dated July 16, 2009, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-157269) declared effective by the SEC on July 20, 2009.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Underwriting Agreement has been filed with this report to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to the Common Stock being registered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01         Other Events.

On July 12, 2012, the Company issued a press release announcing the pricing of the Financing.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibits are deemed to have been filed with the Securities and Exchange Commission:

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of July 12, 2012, by and between TearLab Corporation and Craig-Hallum Capital Group LLC.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

99.1	Press Release issued by TearLab Corporation dated July 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ William G. Dumencu
William G. Dumencu
Chief Financial Officer

Date:  July 17, 2012